Exhibit 23.3
Consent of Independent Certified Public Accountants
Technical Olympic USA, Inc.
Hollywood, Florida
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-133504) on Form S-3 (No. 333-133502), Form S-8 (No. 333-99307) and Form S-8 (No. 333-134452) of Technical Olympic USA, Inc. of our report dated March 15, 2007, relating to the consolidated financial statements of TE/TOUSA, LLC, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
West Palm Beach, Florida

March 15, 2007